[VERSAR LOGO]

Dear Stockholder:

     You are cordially invited to attend Versar, Inc.'s Annual Meeting of Stockholders to be held at our offices, 6850 Versar Center, Springfield, Virginia, 22151 on Wednesday, November 12, 1997, at 10:15 a.m. local time.

     The matters scheduled for consideration at the meeting are the election of directors and other matters described in the enclosed Proxy Statement. We will also report to you on Versar's condition and performance, and you will have the opportunity to question management on matters that affect the interests of all stockholders.

     You can reach the offices of Versar by car, from either I-395 or I-495. From I-395: exit Edsall Road West to Backlick Road; left (south) on Backlick to Hechinger Drive; left on Hechinger Drive to Versar Center. From I-495: exit Braddock Road East to Backlick Road; right (south) on Backlick to Hechinger Drive; left on Hechinger Drive to Versar Center.

     The stockholders' interest in the affairs of Versar is encouraged and it is important that your shares be represented at the meeting. We hope you will be with us. WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE POSTPAID ENVELOPE PROVIDED. Sending in your proxy will not limit your right to vote in person or to attend the meeting, but it will assure your representation if you cannot attend. Your vote is important.

                                          Sincerely yours,


                                          /s/ Benjamin M. Rawls
                                          --------------------------------------
                                          Benjamin M. Rawls
                                          Chairman and Chief Executive Officer

October 10, 1997

                                [VERSAR LOGO]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Versar, Inc.

     The Annual Meeting of Stockholders of Versar, Inc. (the "Company") will be held at the Company's offices, 6850 Versar Center, Springfield, Virginia 22151, on Wednesday, November 12, 1997, at 10:15 A.M. local time for the following purposes:

     1. To elect ten directors to serve until the 1998 Annual Meeting of Stockholders;

     2. To ratify the appointment of Arthur Andersen LLP as independent accountants for fiscal year 1998; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on September 30, 1997, will be entitled to notice of and to vote at the meeting and any adjournments thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the meeting.



                                             By Order of the Board of Directors,


                                             /s/ James C. Dobbs
                                             -----------------------------------
                                             James C. Dobbs
                                             Secretary

October 10, 1997


                               IMPORTANT NOTICE

                           YOUR PROXY IS IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE POST-PAID ENVELOPE PROVIDED. PAGE 1

                                    [LOGO]

                                 VERSAR, INC.

                               ---------------
                               PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                              NOVEMBER 12, 1997
                               ----------------


                                   GENERAL

     This Proxy Statement and the enclosed proxy card are being mailed on or about October 10, 1997, to Stockholders ("Stockholders") of Versar, Inc. ("Versar" or the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's offices at 6850 Versar Center, Springfield, Virginia 22151, on November 12, 1997, and any adjournment thereof. Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the meeting by filing with the Secretary of the Company an instrument revoking it or by delivering to the Company a duly executed proxy bearing a later date. In addition, if the person executing the proxy is present at the Annual Meeting, he or she may vote his or her shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the Annual Meeting in accordance with the directions specified therein.

Record Date and Voting Rights

     Only holders of record of Versar's common stock, par value $.01 per share ("Common Stock"), at the close of business on September 30, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. The number of shares of Common Stock outstanding and entitled to vote as of the Record Date was 5,198,259. Each share of Common Stock is entitled to one vote on all matters of business at the meeting.

     The By-laws of the Company require that the holders of a majority of outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting be present in person or represented by proxy in order for a quorum to exist for the transaction of business at that meeting. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming that such a quorum is present for the Annual Meeting, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or by proxy at the Annual Meeting and entitled to vote thereon are required to approve the proposals set forth herein. For such purpose, abstentions are counted for the purpose of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against each such proposal. Also, for these purposes, broker non-votes are not counted as shares eligible to vote and therefore have no effect. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

     Any proxy which is returned by a Stockholder properly completed and which is not revoked will be voted at the Annual Meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card (or their substitutes) will vote FOR the election of the Board of Directors' nominees, FOR proposal 2 and in the proxy holders' discretion with regard to all other matters. Any unmarked proxies, including those submitted by brokers (other than broker non votes) or nominees, will be voted in favor of the proposals and the nominees for the Board of Directors, as indicated in the accompanying proxy card.

     The cost of preparing, assembling and mailing all proxy material will be borne by Versar. In addition to solicitation by mail, solicitations may be made by personal interview, telephone, and telegram by officers and regular employees of the Company or its subsidiaries, acting without additional compensation. It is anticipated that banks, brokerage houses, and other custodians, nominees, and fiduciaries will forward this material to beneficial owners of shares of Common Stock entitled to vote at the Annual Meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this regard.

     The Annual Report of the Company for fiscal year 1997 (including financial statements), the Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy card were initially mailed in a single envelope to holders of the Common Stock as of the Record Date on or about October 10, 1997.

PRINCIPAL SHAREHOLDERS

     The table below sets forth, as of September 30, 1997, the only persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

  Name and Address                             Amount and Nature     Percent
        of                                      of Beneficial           of
  Beneficial Owner                                Ownership       Class of Stock
  ----------------                                ---------       --------------
Dr. Michael Markels, Jr.(1)                        851,245           16.4%
6850 Versar Center
Springfield, VA 22151

Dr. Robert L. Durfee(1)                            676,546           13.0%
6850 Versar Center
Springfield, VA 22151

Versar, Inc., Employee Savings
 and Stock Ownership Plan(2)                       770,716           14.8%

----------

(1) For a description of the nature of the beneficial ownership of Drs. Markels and Durfee, see "SECURITY HOLDINGS OF MANAGEMENT". The information with respect to shares of Common Stock held by Drs. Markels and Durfee are based upon filings with the Securities and Exchange Commission.

(2) All of the 770,716 shares of Common Stock held by the Employee Savings and Stock Ownership Plan ("ESSOP") are allocated to individual ESSOP participants' accounts and are voted by those participants. The ESSOP Trustees have investment power over all shares of Common Stock held by the ESSOP. The ESSOP Trustees are Dr. Michael Markels, Jr., Benjamin M. Rawls and James C. Dobbs. Each disclaims beneficial ownership of the Common Stock held by the ESSOP. The information with respect to shares of Common Stock held by the ESSOP is based upon filings with the Securities and Exchange Commission and a report by the Company's stock transfer agent.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon copies of reports furnished to Versar, the Company believes that all reports required to be filed by persons subject to Section 16(a) of the Securities Exchange Act of 1934, and the rules and regulations thereunder, have been timely filed except that one report on Form 5 by John E. Gray which was required to be filed by August 15, 1997 was filed September 2, 1997, due to illness.

                                PROPOSAL NO. 1

                            ELECTION OF DIRECTORS

Nominees for Election

     The Board of Directors of the Company recommends the election of the persons named below who will be nominated to serve as directors of Versar until the fiscal year 1998 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The persons named in the accompanying proxy will vote for the election of the nominees named below unless authority is withheld. Each nominee, except Constantine G. Caras, David Gladstone and Pat H. Moore, is presently a director of the Company and has served as such for the time indicated opposite his name. If for any reason any of the persons named below should become unavailable to serve, an event that management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board of Directors.

Name                 Served as Director            Business Experience and Age
----                 ------------------            ---------------------------
Benjamin M. Rawls    1991 to the present        Chairman of the Board of  Versar
                                                since November 1993,   President
                                                and Chief Executive  Officer  of
                                                Versar    since    April   1991;
                                                President  and  Chief  Executive
                                                Officer  of  Rawls   Associates,
                                                Inc.,  a  management  consulting
                                                firm,  from  April 1988 to March
                                                1991;    President   and   Chief
                                                Executive    Officer    of   R-C
                                                Holding,  Inc., (now Air & Water
                                                Technologies  Corporation)  from
                                                July   1987   to   April   1988;
                                                Chairman   of  Metcalf  &  Eddy,
                                                Inc.,    a     subsidiary     of
                                                Research-Cottrell,  from 1984 to
                                                April 1988; a director of Sarnia
                                                Corporation    (Sarnia),     the
                                                Company's   former  real  estate
                                                holding  company since 1992. Age
                                                56

Michael Markels, Jr. 1969 to the present        Chairman of the Board, President
                                                and Chief  Executive  Officer of
                                                Oacean Farming, Inc. since 1995;
                                                Co-founder   of   the   Company;
                                                Chairman  Emeritus  of the Board
                                                of   Versar;    retired   former
                                                Chairman   of   the   Board   of
                                                Directors  from  April  1991  to
                                                November 1993; President,  Chief
                                                Executive Officer,  and Chairman
                                                of the Board and  director  from
                                                1969 to March  1991;  a director
                                                of Sarnia since 1982. Age 71.

Robert L. Durfee    1969 to the present         Co-founder   of   the   Company;
                                                Executive   Vice   President  of
                                                the  Company   since   1986  and
                                                President of GEOMET Technologies
                                                Inc.,a subsidiary of the Company
                                                since 1991.   Age 61

M. Lee Rice         1969-1976;                  Business  consultant since 1986;
                    1983 to the present         between l983 and 1986, President
                                                of the  Shipbuilders Council  of
                                                America,  the trade  association
                                                of  principal  shipbuilders  and
                                                ship repairers; between 1972 and
                                                1983,    President   and   Chief
                                                Executive   Officer   of   Ogden
                                                Transportation  Corporation  and
                                                director  of its  parent,  Ogden
                                                Corporation,    a    diversified
                                                manufacturer     and    services
                                                company. Age 72.

Name                    Served as Director         Business Experience and Age
----                    ------------------         ---------------------------
Charles I. Judkins, Jr. 1992 to the present     President  and  Chief  Executive
                                                Officer  Sarnia since June 1994;
                                                business  consultant  from  June
                                                1993 to present;  retired former
                                                Senior Vice  President of Versar
                                                from  August  1992 to May  1993;
                                                Senior Vice  President and Chief
                                                Financial Officer of Versar from
                                                July   1991  to   August   1992;
                                                President        of       GEOMET
                                                Technologies, Inc., a subsidiary
                                                of  the  Company  from  1986  to
                                                1991; Age 66.

Thomas J. Shields       1996 to the present     Managing  Director  of Shields &

                                                Company,  Inc.,  an   investment
                                                firm,   since   1991;   Managing
                                                Director  of Bear,  Stearns  and
                                                Co., Inc. from 1989 to 1991; and
                                                a    director     of    Seaboard
                                                Corporation  and BJ's  Wholesale
                                                Club, Inc. Age 50.

James A. Skidmore, Jr.  May 1997 to present     Since  1972, President and Chief
                                                Officer and since 1975  Chairman
                                                of   the   Board   of    Science
                                                Management    Corporation,     a
                                                professional  services firm, and
                                                since May 1997 a majority  owned
                                                subsidiary of Versar; a director
                                                of Blue Cross and Blue Shield of
                                                New   Jersey,   HMO   Blue   and
                                                Medigroup. Age 65.

Constantine G. Caras    New Nominee             Private investor since June 1997
                                                Executive Vice President,  Chief
                                                Administrative    Officer    and
                                                Director  of  Ogden  Corporation
                                                from   1990  to  May   1997;   a
                                                director of OMI Corp. Age 59

David Gladstone         New  Nominee            Private Investor since  February

                                                February  1997; Chairman and CEO
                                                of Allied Capital Corporationand
                                                affiliates from 1992 to February
                                                1997;  Chairman  of the Board of
                                                American Capital Strategies Ltd.
                                                Age 55.

Pat H. Moore            New Nominee             Private   Investor  since  1995;
                                                Adjunct    Faculty   School   of
                                                Engineering,   Rice   University
                                                since   1995;   Executive   Vice
                                                President and director  of Brown
                                                & Root,  Inc. from 1990 to 1995.
                                                Age 67.


Committees of the Board of Directors

     The  Board  of  Directors  of  Versar  has   standing   Executive,   Audit,
Compensation and Nominating Committees. Existing directors John P. Horton, who passed away, and John E. Gray are not seeking reelection.

     The members of the Executive Committee were Dr. Markels (Chairman), Mr. Rawls, Dr. Durfee and Mr. Rice. The primary duty of the Executive Committee is to act in the Board's stead when the Board is not in session, during which time the Committee possesses all the powers of the Board in the management of the business and affairs of the Company, except as otherwise limited by law.

     The Audit Committee, composed exclusively of directors who are not employees of the Company, consisted of Messrs. Judkins (Chairman), Gray and Rice. This Committee's primary responsibilities are to provide oversight of the Company's accounting and financial controls, review the scope of and procedures to be used in the annual audit, review the financial statements and results of the annual audit, and evaluate the performance of the independent accountants and the Company's financial and accounting personnel.

     The Compensation Committee, the members of which were Messrs. Gray (Chairman), Shields, Rice, and Horton, reviews and adjusts compensation paid to the President of the Company and all executive officers, and administers the Company's Cash Bonus and Stock Option Plans.

     The Nominating Committee, the members of which were Dr. Durfee (Chairman), Dr. Markels, Mr. Rawls and Mr. Gray, develops criteria for Board membership and proposes Board members who meet the criteria for the annual election of directors. The Committee also identifies potential Board members to fill vacancies which may occur between annual stockholder meetings. Stockholders may submit nominees for the Board of Directors in writing to the Committee at the Company's Springfield office no later than June 12, 1998.

Board and Committee Meetings

     During fiscal year 1997, the Board of Directors met five times. The Executive Committee met three times. The Audit Committee met four times. The Nominating Committee met once. The Compensation Committee met once. All directors of the Company attended at least 75% of all meetings of the Board and committees on which they served, except Dr. Durfee who attended two out of the three Executive Committee Meetings.

Directors Compensation and Certain Transactions

     Directors who are not employees of the Company are paid an annual fee of $5,000 plus an attendance fee of $1,000 for each meeting of the Board and of its committees where the director is physically present and $500 for each meeting of the Board or of its Committees attended telephonically. Under the 1996 Stock Option Plan directors may receive options in the discretion of the administrator of the plan, but no formula grants are provided. No options were issued in fiscal year 1997.

     On February 25, 1997, Shields & Company entered into a one-year Consulting Agreement with the Company to provide advise on potential business transactions and combinations in an amount not to exceed $25,000. The terms of the agreement were negotiated on an arms length basis. As of September 24, 1997, Shields & Company have been paid $20,225 under the agreement.

     James A. Skidmore, Jr., Chairman, CEO and President of Science Management Corporation (SMC) held those positions when SMC, in cooperation with its chief financial lender, filed a voluntary petition for bankruptcy under Chapter 11 on July 28, 1993. SMC emerged from bankruptcy on July 10, 1996.

                       SECURITY HOLDINGS OF MANAGEMENT

     The following table sets forth certain information regarding the ownership of Versar's Common Stock by the Company's directors and each executive officer named in the Summary Compensation Table and the Company's directors and executive officers as a group, as of September 30, 1997.

                                                Shares of Common Stock
                                               Beneficially Owned as of
Individual or Group                              September 30, 1997(1)
------------------                             ------------------------
                                                Number       Percent
                                                ------       -------
Michael Markels, Jr.(2)                        851,245        16.4%
Robert L. Durfee(3)                            676,546          13%
Thomas J. Shields                                    0           *
M. Lee Rice                                          0           *
James A. Skidmore, Jr.(4)                        5,000           *
Benjamin M. Rawls(5)                           162,240           3%
Charles I. Judkins, Jr.(6)                      89,168         1.7%
John E. Gray                                    10,000           *
Thomas S. Rooney(7)                             99,595         1.9%
Lawrence A. White(8)                            56,144           1%
Gayaneh Contos(9)                              112,394         2.0%
James C. Dobbs(10)                              51,739           *
All directors and executive
officers as a group (13
persons)(11)                                 2,154,287       37.95%

----------
*  Less than 1%.

(1) For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule l3d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days of September 30,1997. With respect to ownership of shares which are held in the ESSOP but allocated to individuals' accounts, the unaudited information is current as of September 30, 1997.

(2) Includes 421,900 shares owned by adult children of Dr. Markels as to which he shares voting and investment power. Includes 600 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 30, 1997. Dr. Markels is a Trustee of the ESSOP and as such he has shared investment power over 770,716 shares and shared voting power over 770,716 shares held by the ESSOP, none of which are included in the above table. Dr. Markels disclaims beneficial ownership of the ESSOP shares.

(3) Includes 34,000 shares owned by adult children of Dr. Durfee as to which he shares voting and investment power. Includes 19,000 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 30, 1997.

(4) Includes 5,000 shares that may be purchased upon the exercise of stock options within 60 days after September 30, 1997.

(5) Includes 148,000 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 30, 1997. Mr. Rawls is a Trustee of the ESSOP and as such he has shared investment power over 770,716 shares and shared voting power over 770,716 shares held by the ESSOP, none of which are included in the above table. Mr. Rawls disclaims beneficial ownership of the ESSOP shares.

(6) Includes 25,900 shares that may be purchased upon the exercise of stock options within 60 days after September 30, 1997.

(7) Includes 90,000 shares that may be purchased upon the exercise of stock options within 60 days after September 30, 1997.

(8) Includes 48,000 shares that may be purchased upon the exercise of stock options within 60 days after September 30, 1997.

(9) Includes 62,000 shares that may be purchased upon the exercise of stock options within 60 days after September 30, 1997.

(10) Includes 44,900 shares that may be purchased upon the exercise of stock options within 60 days after September 30, 1997. Mr. Dobbs is a Trustee of the ESSOP and as such he has shared investment power over 770,716 shares and shared voting power over 770,716 shares held by the ESSOP, none of which are included in the above table. Mr. Dobbs disclaims beneficial ownership of the ESSOP shares.

(11) Includes 479,400 shares that may be purchased upon the exercise of stock options within 60 days after September 30, 1997. Excludes 770,716 shares held by the ESSOP.

                            EXECUTIVE COMPENSATION

Cash Compensation

     The following table sets forth information on compensation paid by Versar for services rendered in all capacities during the three fiscal years ended June 30, 1997, to the Company's Chief Executive Officer, and the four most highly compensated executive officers of the Company (collectively the Named Executive Officers).

                          SUMMARY COMPENSATION TABLE


                                                                                     Long Term
                                                                                   Compensation
                                            Annual Compensation                       Awards
                                 ----------------------------------------     ---------------------------
                                                                              Securities
                                                              Other Annual    Underlying
Name, Principal Position            Salary         Bonus      Compensation    Options/SAR     All Other
and Fiscal Year                        $             $            $(1)            $#         Compensation
------------------------            ------         -----      ------------    -----------    ------------
Benjamin M. Rawls
Chairman of the Board,
President and Chief
Executive Officer
  1997                           $259,462(7)           0           0                   0      $  8,465(2)
  1996                            243,467              0           0             300,000        12,150(2)
  1995                            234,896              0           0                   0         8,326(2)

Thomas S. Rooney
Executive Vice President
  1997                           $187,025(7)    $  6,800           0                   0      $ 10,627(3)
  1996                            178,380              0           0             137,500        11,049(3)
  1995                            165,518              0           0              12,500         9,919(3)

Lawrence A. White
Executive Vice President
  1997                           $181,721(7)    $  4,000           0                   0      $  7,633(4)
  1996                            170,385          4,000           0                   0         8,144(4)
  1995                            160,000              0           0              20,000         7,460(4)

Gayaneh Contos
Senior Vice President
  1997                           $164,307(7)    $  8,600           0                   0      $  8,479(5)
  1996                            163,952         10,000           0              30,000         9,068(5)
  1995                            153,296          8,000           0                   0         8,189(5)

James C. Dobbs
Vice President , General
Counsel and Secretary
  1997                           $143,488(7)    $  4,000           0                   0      $  6,677(6)
  1996                            130,166          4,000           0              23,500         6,394(6)
  1995                            131,462          5,000           0              15,000         5,610(6)

---------

(1) No amounts are shown in Other Annual Compensation column for fiscal years 1997, 1996 and 1995 because the aggregate amount of any perquisites or other personal benefits for each of the Named Executive Officers did not exceed the lesser of (i) $50,000 or (ii) 10 percent of the combined fiscal year 1997, 1996 or 1995 salary and bonus for the Named Executive Officer and the Company does not pay any other type of compensation that would have to be reported under this column.

(2) The amounts shown in this column for Mr. Rawls are comprised of the following: (i) in 1997 a payment of $3,894 for insurance premiums on term life insurance, in 1996 a payment of $3,150 for insurance premiums on term life insurance, and in 1995 a payment of $2,541 for insurance premiums on term life insurance, and, (ii) in 1997 a contribution of $4,571 to the Company 401(k) Plan on behalf of Mr. Rawls, in 1996 a contribution of $9,000 to the Company 401(K) Plan on behalf of Mr. Rawls, and in 1995 a contribution of $5,785 to the Company 401(K) Plan on the behalf of Mr. Rawls.

(3) The amounts shown in this column for Mr. Rooney are comprised of the following: (i) in 1997 a payment of $4,520 for insurance premiums on term life insurance, in 1996 a payment of $4,309 for insurance premiums on term life insurance, and in 1995 a payment of $4,050 for insurance premiums on term life insurance; and (ii) in 1997 a contribution of $6,107 to the Company 401(k) Plan on behalf of Mr. Rooney, in 1996 a contribution of $6,740 to the Company 401(K) Plan on behalf of Mr. Rooney, and in 1995 a contribution of $5,869 to the Company 401(K) Plan on the behalf of Mr. Rooney.

(4) The amounts shown in this column for Mr. White are comprised of the following: (i) in 1997 a payment of $1,794 for insurance premiums on term life insurance, in 1996 a payment of $1,675 for insurance premiums on term life insurance, and in 1995 a payment of $1,555 for insurance premiums on term life insurance; and (ii) in 1997 a contribution of $5,839 to the Company 401(k) Plan on behalf of Mr. White, in 1996 a contribution of $6,469 to the Company 401(K) Plan on behalf of Mr. White, and in 1995 a contribution of $5,905 to the Company 401(K) Plan on the behalf of Mr. White.

(5) The amounts shown in this column for Mrs. Contos are comprised of the following: (i) in 1997 a payment of $3,937 for insurance premiums on term life insurance, in 1996 a payment of $2,915 for insurance premiums on term life insurance, and in 1995 a payment of $2,304 for insurance premiums on term life insurance, and; (ii) and in 1997 a contribution of $4,542 to the Company 401(K) Plan on the behalf of Mrs. Contos , in 1996 a contribution of $6,153 the Company 401(K) Plan on behalf of Mrs. Contos, and in 1995 a contribution of $5,885 to the Company 401(K) Plan on the behalf of Mrs. Contos.

(6) The amounts shown in this column for Mr. Dobbs are comprised of the following: (i) in 1997 a payment of $1,316 for insurance premiums on term life insurance, in 1996 a payment of $1,249 for life insurance premiums on term life insurance, and in 1995 a payment of $1,210 for insurance premiums on term life insurance; and (ii) in 1997 a contribution of $5,361 to the Company 401(k) Plan on behalf of Mr. Dobbs, in 1996 a contribution of $5,044 to the Company 401(K) Plan on behalf of Mr. Dobbs, and in 1995 a contribution of $4,400 to the Company 401(K) Plan on behalf of Mr. Dobbs.

(7) The salary for fiscal year 1997 reflects payments for 27 pay periods instead of 26 due to the change in financial reporting by the Company. This will not have any effect on the total salary received by these individuals for the calendar year 1997.

     The following tables set forth certain information with respect to stock options (i) granted to the Named Executive Officers and (ii) exercised under the Company's 1992 Stock Option Plan during the fiscal year ended June 30, 1997.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

     There were no grants of options or SAR's during the fiscal year ended June 30, 1997.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUE


         (A)                (B)          (C)                   (D)                          (E)
                                                                                         VALUE OF
                                                                                        UNEXERCISED
                                                                                       IN-THE-MONEY
                                                                                       OPTIONS/SARS
                                                 NUMBER OF SECURITIES UNDERLYING        AT 6/30/97
                           SHARES                    UNEXERCISED OPTIONS/SARS
                        ACQUIRED ON     VALUE               AT 6/30/97                 EXERCISABLE/
                          EXERCISE    REALIZED               (POUND)                   UNEXERCISABLE
         NAME             (POUND)        ($)        EXERCISABLE/UNEXERCISABLE               (1)
         ----           -----------   -------    -------------------------------       --------------
Benjamin M. Rawls            0            0                 148,200/180,000          $555,000/675,000
Thomas S. Rooney             0            0                   90,000/90,000          $337,500/337,500
Lawrence A. White            0            0                   48,000/12,000           $180,750/45,000
Gayaneh Contos               0            0                   62,000/18,000           $232,500/67,500
James C. Dobbs               0            0                   44,900/17,100           $168,375/64,125

--------

(1)  On June 30,  1997,  the closing  price of the  Company's  Common  Stock was
     $3.75.

(2) 12,500 options granted to Mr. Rooney were out-of-the money which means that the option exercise price for those options exceeded the closing price of the Company's Common Stock on the American Stock Exchange on June 30, 1997.

(3) 15,000 options granted Mrs. Contos were out-of-the money which means that the option exercise price for those options exceeded the closing price of the Company's Common Stock on the American Stock Exchange on June 30, 1997.

Employment Contracts

     On September 1, 1996, the Company renewed its Employment Agreement with Mr. Rawls for a period of twenty-four months which provides for him to serve as Chairman, President and Chief Executive Officer at a base salary of $250,000 plus any fringe benefits available to executive officers of the Company including any incentive compensation programs which may be in effect. If Mr. Rawls' employment is terminated during the term of the employment agreement, except for voluntary termination or termination for cause, he will be paid 12 months salary, fringe benefits, incentive compensation due and shall be entitled to immediate vesting of all stock options. If there is a change in circumstances (change in title, salary reduction, or change in geographic location) or change in control of the Company (as defined in the agreement), Mr. Rawls could terminate the agreement and will be paid 18 months salary and fringe benefits and shall be entitled to immediate vesting of all stock options.

     On September 1, 1996, the Company renewed its Employment Agreement with Mr. Rooney for a period of twenty-four months which provides for him to serve as Executive Vice President at a base salary of $175,000 plus any fringe benefits available to executive officers of the Company including any incentive compensation programs which may be in effect. If Mr. Rooney's employment is terminated for any reason during the term of the employment agreement, except for termination for cause or voluntary termination, he will be paid 12 months salary, fringe benefits, incentive compensation due and shall be entitled to immediate vesting of all stock options. If there is a change in circumstances (change in title, salary reduction or change in geographic location) or change in control of the Company (as defined in the agreement), Mr. Rooney could terminate the agreement and will be paid 18 months salary and fringe benefits and shall be entitled to immediate vesting of all stock options.

Change in Control Agreements

     On September 1, 1996, the Company entered into Change-in-Control Severance Agreements with Lawrence W. Sinnott, Vice President and Chief Financial Officer and James C. Dobbs, Vice President and General Counsel, for a period of twenty-four months. These agreements provide that if there is a change in circumstances (change in title, salary reduction or change in geographic location) or change in control of the Company (as defined in the Agreement), Messrs. Sinnott or Dobbs could terminate their employment and will receive twelve months salary, fringe benefits, and incentive compensation due and shall be entitled to immediate vesting of all stock options.

                           STOCK PERFORMANCE GRAPH

     The following graph and table show a comparison of the cumulative total return since June 30, 1992 on $100 invested in Versar Common Stock, the Standard & Poors 500 Stock Index and a Peer Group consisting of ten companies and Versar (EA Engineering, Science and Technology, Inc.; Ecology & Environment, Inc.; EMCON; GZA Environmental Technologies, Inc.; Harding Associates, Incorporated; ICF Kaiser International, Inc.; TRC Companies, Inc.; Roy F. Weston, Inc. and International Technology Corp. and Jacobs Engineering Group, Inc.), which in each case includes reinvestment of dividends where applicable. The old Peer Group included Earth Technology Corporation which was acquired by a large diversified manufacturing company and Groundwater Technology, Inc. was purchased by a multi billion dollar engineering construction firm. In their place, International Technology Corp. and Jacobs Engineering Group, Inc. were added to better reflect the new diversified engineering and construction business of Versar.



                                 [INSERT GRAPH]

                      CUMULATIVE SHAREHOLDER'S RETURN TABLE

                         CUMULATIVE SHAREHOLDER'S RETURN

                           LAST TRADING DATE IN FISCAL YEARS
                       ----------------------------------------
                       1992   1993   1994    1995   1996   1997
                       ----   ----   ----    ----   ----   ----
Versar, Inc.           $100   $111   $147(1) $150   $173   $173
New Peer Group         $100   $ 91   $ 78    $ 78   $ 82   $ 77
Old Peer Group         $100   $ 78   $ 71    $ 62   $ 57   $ 46
S&P 500                $100   $114   $115    $145   $183   $247

--------

1. On June 30, 1994, Versar spun-off its real estate subsidiary, Sarnia Corporation (formerly Versar Virginia, Inc.) to Versar's Stockholders on a one to one share basis. Because of its negative equity position after the spin-off Sarnia Common Stock had a zero tax basis.

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee (Committee) of the Board of Directors has furnished the following report on executive compensation for fiscal year 1997. The Committee provides oversight of all policies under which compensation is paid to the Company's executive officers and stock options are granted. The Committee consists entirely of non-employee directors.

Executive Compensation Philosophies and Policies

     The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Target levels of the executive officers' overall compensation are intended to be consistent with others' compensation in the Company's industry, but are also weighed toward results that contribute to increases in shareholder value and enhance the Company's long-term (three years or greater) performance.

     The Company's executive compensation program includes three components:

     (1)  Base salary;

     (2)  Annual Bonus (stock or cash); and

     (3)  Long-term incentive awards.

     o Base Salary--ranges of appropriate base salaries are determined by analysis of salary data on positions of comparable responsibility within the environment services sector. Committee approval of individual salary changes is based upon performance of the executive against the Company's financial and strategic objectives and of the position of the executive in the competitive salary range.

     o Annual Bonus--bonuses are paid pursuant to an executive incentive bonus plan established each year by the Board of Directors for key employees and managers of the Company and its subsidiaries. Under the Plan, an incentive pool is created each fiscal year and is distributed if certain financial goals for the Company are met. The amount of the incentive pool distributed depends on the extent to which the Company's consolidated net income before taxes exceeds targeted amounts as set forth in the bonus pool schedule.

     o Long-Term Incentive Awards--the purpose of this element of the executive compensation program is to link management pay with the long-term interest of shareholders, rather than only the performance in one single fiscal year. The Committee is currently using incentive stock options from the Company's 1996 Stock Option Plan for key employees and managers. In determining annual stock option grants, the Committee bases its decision on the individual's performance or potential to improve shareholder value.

     In determining compensation for fiscal year 1997, the Committee took into account the performance of the Company's stock, the financial performance of the Company and the fact it continued to need to build sales volume and backlog. The Committee also factored in the significant negative financial effect on the financial statement and performance of the Company through December 1995 that the former real estate that was spun off at the end of fiscal year 1994 had because of the existing guarantee by Versar.

Compensation of Chief Executive Officer

     Since Mr. Rawls joined Versar, he has voluntarily foregone $125,000 in salary. In fiscal 1996, the Committee renewed a 24 month employment agreement with Mr. Rawls pursuant to which he would be paid at least $250,000 per year. On Mr. Rawls' performance in fiscal year 1996, while the Company remained profitable and increased revenue, net income and new orders, a difficult fourth quarter resulted in the Company failing to meet its financial plan. In fiscal year 1996, Mr. Rawls achieved the restructuring of the Company by divesting the real estate debt on the Company's balance sheet and the

Sarnia losses through the refinancing of the Sarnia debt in January 1996. However, because of the failure to meet the profit plan, the Committee decided that there would be no salary increase or bonus.

Compensation for Named Executive Officers

     The performances of the individual Named Executive Officers listed in the Summary Compensation Table for fiscal year 1996 were also reviewed by the Committee. In fiscal 1996 the Committee renewed a 24 month employment agreement with Mr. Rooney. The Committee decided that because the Company failed to meet its profit plan in 1996, none of the Named Executive Officers would receive a salary increase. However, bonuses were issued to Mr. Rooney, Mr. White, Mrs. Contos, Mr. Dobbs for $6,800, $4,000, $8,600 and $4,000 respectively. No stock options were issued to Named Executive Officers in fiscal year 1996.

Compensation Committe of the Board of Directors

     Thomas J. Shields

     M. Lee Rice

     John E. Gray

                                PROPOSAL NO. 2

                          APPOINTMENT OF ACCOUNTANTS

     The Board of Directors considers it desirable that its appointment of the firm of Arthur Andersen LLP ("Arthur Andersen") as independent accountants of the Company for fiscal year 1998 be ratified by the Stockholders. Arthur Andersen served as the Company's independent accountant in fiscal year 1997. Representatives of Arthur Andersen will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the Stockholders.

     The Board of Directors recommends a vote FOR this proposal and the enclosed proxy will be so voted unless the proxy specifically indicates otherwise.

Change in Certifying Accountants

     Price Waterhouse LLP ("PW") served as the Company's principal accountant through the fiscal year ended June 30, 1995. The Company determined not to renew the engagement of PW on October 2, 1995 and selected Arthur Andersen as the Company's principal accountant. This decision was made following a review of the Company's accounting costs in recent years and a bid solicitation process initiated by the Board of Directors following such review. Solicitations were distributed to seven firms, including PW, and six responses were received by the Company. The Audit Committee of the Company's Board of Directors recommended, after reviewing the responses, and the Board of Directors approved, the selection of Arthur Andersen as the Company's principal accountant in replacement of PW, effective October 2, 1995.

     PW's report on the Company's financial statements for each of the last fiscal years ended June 30, 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's fiscal years 1994 and 1995 and the subsequent interim period preceding the replacement of PW, there were no disagreements with PW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PW, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

     On May 31, 1995 the Company filed a Form 10-K/A for the purpose of restating its financial statements for the year ended June 30, 1994 and Forms 10-Q/A for the purpose of restating its financial statements for the quarters ended September 30, 1994 and December 31, 1994. The restatement was a result of a review, initiated by PW, of the accounting and financial treatment of the divestiture of the Company's real estate holdings to Sarnia Corporation and resulting spin-off of Sarnia to the Stockholders of Company as of June 30, 1994. The financial information initially disclosed as part of the divestiture and spin-off had reflected and was consistent with PW's advice during the transaction. Although the Sarnia divestiture was completed on a legal and tax basis, and Sarnia operated as a separate, independent business, PW, as a result of further review of the Company's accounting treatment of the divestiture, informed the Company that from an accounting standpoint the divestiture did not transfer the risks of ownership to Sarnia principally because of the Company's guarantee of Sarnia's $12.5 million of debt at June 30, 1994. PW and the Company's Audit Committee consulted about the issue. On May 19, 1995, following the consultations and resolution of the issue PW withdrew its report on the Company's financial statements for the year ended June 30, 1994, pending the restatement of such financial statements to include Sarnia's results of operations and assets and liabilities. In connection with such restatement, PW issued a new auditor's report, which, in light of the resolution to PW's satisfaction of its discussions with the Company as to the accounting treatment of the Sarnia divestiture, was not qualified or modified in any respect. The Company authorized PW to respond fully to any inquiries by Arthur Andersen concerning the restatement.

     Except as explained above, PW did not advise the Company during the Company's fiscal years ended June 30, 1994 and 1995 or during the subsequent interim period preceding the Company's decision not to extend PW's engagement of any reportable events as defined in subparagraph (a)(i)(v) of Item 304 of Regulation S-K under the Securities and Exchange Act of 1934.

     As stated above, the Company engaged Arthur Andersen, independent accountant, as the principal accountant to audit the consolidated financial statements of the Company for the three fiscal years ended June 30, 1994, 1995 and 1996.

     In connection with evaluating the position taken by PW in early 1995 regarding the appropriate accounting treatment of the divestiture of the Company's real estate holdings to, and the spin-off of, Sarnia, the Company consulted with representatives of Arthur Andersen as to its analysis of the accounting treatment of the Sarnia transaction. The Company was orally informed by Arthur Andersen that it agreed with PW's analysis in all material respects and no written report was ever furnished by Arthur Andersen to the Company in regard to this consultation.

     Except as set forth above, during the fiscal years ended June 30, 1994 and 1995 and during the interim period prior to engaging Arthur Andersen, neither the Company nor anyone on its behalf consulted Arthur Andersen regarding either:
(a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Arthur Andersen concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement or any other event described above.

     Following the Board's decision on October 2, 1995, the Company provided notice to PW and Arthur Andersen of its decision to replace PW with Arthur Andersen and received a response from PW to the statements of the Company in accordance with the requirements of Item 304(a) of Regulation S-K.

                             1998 ANNUAL MEETING

     It is presently contemplated that the 1998 Annual Meeting of Stockholders will be held on or about November 13, 1998. In order for any appropriate stockholder proposal to be considered for inclusion in the proxy materials for the 1998 Annual Meeting of Stockholders, it must be received by the Secretary of the Company no later than June 12, 1998, by certified mail, return receipt requested.

                                OTHER MATTERS

     As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.


                                             By Order of the Board of Directors,


                                             /s/ James C. Dobbs
                                             -----------------------------------
                                             James C. Dobbs
                                             Secretary

October 10, 1997